                                                                  Exhibit 4.17



                 SUPPLEMENT AND AMENDMENT TO COLLATERAL AGREEMENT, dated as of December 20, 1996 (this "Amendment"), among NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), as an A Support Credit Enhancer, THE BANK OF NEW YORK, a New York banking corporation ("BONY"), as an A Support Credit Enhancer, CAISSE NATIONALE DE CREDIT AGRICOLE ("Credit Agricole"), as the B Support Credit Enhancer, CITIBANK, N.A., a national banking corporation ("Citibank"), as Liquidity Agent (the "Liquidity Agent") for the Liquidity Lenders and as Depositary (the "Depositary") under the Depositary Agreement acting on its own and on behalf of the Holders of Commercial Paper Notes, CREDIT SUISSE, a Swiss banking corporation acting through its New York branch ("Credit Suisse"), as collateral agent (the "NFC Collateral Agent") for itself and the Liquidity Lenders, the Liquidity Agent, the Depositary and the Series 1996-2 Support Credit Enhancers, and, as Dealers, CS FIRST BOSTON CORPORATION, a Massachusetts corporation ("CSFB"), GOLDMAN, SACHS & CO., a New York limited partnership (successor organization to Goldman Sachs Money Markets, L.P., a Delaware limited partnership) ("GS & Co."), and CITICORP SECURITIES, INC., a Delaware corporation ("Citicorp", and together with CSFB and GS & Co. collectively the "Dealers").

                             W I T N E S S E T H :

                 WHEREAS, NFC, GM, Citibank, Credit Suisse, the Liquidity Agent, the Depositary, the NFC Collateral Agent and the Dealers have entered into the Collateral Agreement, dated as of June 7, 1995, as modified by (i) the letter agreement dated July 13, 1995 from GS & Co. as a Dealer to the other parties to such Collateral Agreement, (ii) the A Support Intercreditor Agreement dated as of May 29, 1996 (under which GM assigned to BONY all GM's right, title and interest as an A Support Credit Enhancer under such Collateral Agreement, but only to the extent of the A Support Reduction Amount in respect of which BONY as Reduction Support Credit Enhancer has entered into a Reduction Support Agreement), (iii) the Assignment and Assumption Agreement dated as of May 29, 1996 among Citibank, Credit Suisse and Credit Agricole (under which Citibank and Credit Suisse assigned to Credit Agricole all their respective rights, titles and interests, and delegated all their respective duties and obligations, in, to and under such Collateral Agreement and other Related Documents) and (iv) the letter agreement dated November 20, 1996 from Citicorp as a Dealer to the other parties to such Collateral Agreement (such Collateral Agreement as so modified being the "NFC Collateral Agreement");

                 WHEREAS, NFC proposes (i) to enable National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), to refinance the Refinanced Vehicles on the Series 1996-2 Closing Date by (A) accepting the Series 1996-

2 Floating Rate Rental Car Asset Backed Variable Funding Note (the "Series 1996-2 Note") to be issued to NFC by NFLP in the initial principal amount of the then outstanding principal amount of the Loan Note under and as defined in the Loan Agreement and to be authenticated and delivered by or on behalf of The Bank of New York, a New York banking corporation, as trustee (the "Trustee") under the Base Indenture, dated as of April 30, 1996, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996 (the "Base Indenture"), and as supplemented by the Series 1996-2 Supplement, dated as of December 20, 1996 (the "Series 1996-2 Supplement," and together with the Base Indenture, the "Indenture"), between NFLP and the Trustee, and (B) cancelling, upon the payment to NFC by National of the unpaid accrued interest on the Loan Note and upon the satisfaction of certain other conditions, the Loan Note, and (ii) thereafter to make further Series 1996-2 Advances to NFLP from time to time, the Indebtedness arising from which is to be evidenced by the Series 1996-2 Note, to enable NFLP to acquire Acquired Vehicles, and to finance the acquisition by National of National Vehicles, from certain Eligible Manufacturers;

                 WHEREAS, contemporaneously with the execution and delivery of this Amendment, NFLP as lessor and National as lessee are entering into the Second Master Motor Vehicle Lease and Servicing Agreement, dated as of December 20, 1996 (the "Lease"), pursuant to which NFLP will refinance the Refinanced Vehicles, and will acquire Acquired Vehicles, and will finance the acquisition of National Vehicles, in each case for leasing to National for use in National's domestic daily rental business; and to secure the NFLP Obligations with respect to the Series 1996-2 Note, NFLP will, under the Series 1996-2 Supplement, grant to the Trustee, for the benefit of the Series 1996-2 Noteholder, a first priority perfected security interest in all of NFLP's right, title and interest in, among other things, the Lease;

                 WHEREAS, contemporaneously with the execution and delivery of this Amendment, NFC and the NFC Collateral Agent are entering into a Supplement dated as of the date hereof to the Master Collateral Agency Agreement, pursuant to which (i) as security for the payment of the respective obligations from time to time owing by National to NFLP and other Financing Sources (or any Beneficiary as assignee thereof) under the Lease and other related Financing Documents (as defined therein), National will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Refinanced Vehicles and National Vehicles and the other National Master Collateral for the Series 1996-2 Note, and (ii) as security for the payment of the respective obligations from time to time owing by NFLP to the Trustee for the benefit of the Series 1996-2 Noteholder (or any Beneficiary as assignee thereof) under the Series 1996-2 Note and other related Financing Documents, NFLP will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Acquired Vehicles and the other NFLP Master Collateral for the Series 1996-2 Note;

                 WHEREAS, NFC, the Liquidity Lenders and the Liquidity Agent have entered into the Liquidity Agreement, and, contemporaneously with the execution and delivery of this Amendment, are entering into the Second Amendment to Liquidity Agreement, dated as of the date hereof (the "Liquidity Agreement Amendment"), among NFC, the Liquidity Lenders and the Liquidity Agent under which the Liquidity Agreement is being amended to implement the proposed refinancing described above;

                 WHEREAS, National, NFLP and NFC have requested that the Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary and the NFC Collateral Agent agree to amend the NFC Collateral Agreement to cause NFC to pledge and assign under the NFC Collateral Agreement all of NFC's right, title and interest in and to the Series 1996-2 Note, and otherwise to implement the proposed refinancing described above; and such parties are, on the terms and conditions set forth below, willing to grant such request;

                 NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree, upon the terms and subject to the conditions set forth below, as follows:

                 SECTION 1. Defined Terms. Capitalized terms used but not defined in this Amendment, including the preamble and the recitals (WHEREAS clauses) hereof, shall have the meanings assigned to such terms in the Indenture.

                 SECTION 2. Amendments to NFC Collateral Agreement.  The
NFC Collateral Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                 (a)      The preamble and the recitals (WHEREAS clauses) and
Article I are amended in full to read:

                 "THIS COLLATERAL AGREEMENT, dated as of June 7, 1995, as amended by Supplement and Amendment, dated as of December 20, 1996 (this "Collateral Agreement"), is entered into by and among NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), as an A Support Credit Enhancer, THE BANK OF NEW YORK, a New York banking corporation ("BONY"), as a Reduction Support Credit Enhancer and also an A Support Credit Enhancer, CAISSE NATIONALE DE CREDIT AGRICOLE ("Credit Agricole"), as the B Support Credit Enhancer, CITIBANK, N.A., a national banking association, as Liquidity Agent (the "Liquidity Agent") for the Liquidity Lenders and as Depositary (the "Depositary") under the Depositary Agreement, acting on its own behalf and on behalf of the Holders of Commercial Paper Notes, CREDIT SUISSE, a Swiss banking corporation acting through its New York branch ("Credit Suisse"), as collateral agent (the "NFC

         Collateral Agent") for itself and the Liquidity Lenders, the Liquidity Agent, the Depositary on behalf of the Holders of Commercial Paper Notes, and the Series 1996-2 Support Credit Enhancers, and CS FIRST BOSTON CORPORATION, a Massachusetts corporation ("CSFB"), GOLDMAN, SACHS & CO., a New York limited partnership (successor organization to Goldman Sachs Money Markets, L.P., a Delaware limited partnership) ("GS & Co.") and CITICORP SECURITIES, INC., a Delaware corporation ("Citicorp", together with CSFB, GS & Co. and any other dealers for Commercial Paper Notes engaged by NFC from time to time that agree to become parties to the Dealer Agreement and this Agreement, the "Dealers") as Dealers, and any placement agents for Commercial Paper Notes engaged by NFC from time to time that agree to become parties to the Placement Agency Agreement and this Agreement (the "Placement Agents").

                                  "BACKGROUND

                 1. NFC is issuing and selling its Commercial Paper Notes (such capitalized term, together with each other capitalized term used herein, shall have the meaning assigned thereto in Section 1.01) in the commercial paper market and has obtained the Liquidity Commitments of the Liquidity Lenders to make Liquidity Advances to NFC.

                 2. Upon and after the execution and delivery of the Supplement and Amendment to Collateral Agreement, dated as of December 20, 1996 (the "NFC Collateral Agreement Amendment"), among the parties hereto, NFC will (i) enable National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), to refinance the Refinanced Vehicles on the Series 1996-2 Closing Date by (A) accepting the Series 1996-2 Note to be issued to NFC by NFLP under the Series 1996-2 Supplement in the initial principal amount of the then outstanding principal amount of the Loan Note under and as defined in the Loan Agreement and (B) cancelling, upon the payment to NFC by National of the unpaid accrued interest on the Loan Note and upon the satisfaction of certain other conditions, the Loan Note, and
         (ii) thereafter make further Series 1996-2 Advances to NFLP from time to time, the Indebtedness arising from which will be evidenced by the Series 1996-2 Note, to enable NFLP to acquire Acquired Vehicles, and to finance the acquisition by National of National Vehicles, from Eligible Manufacturers.

                 3. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, NFLP as lessor and National as lessee are entering into the Lease, pursuant to which NFLP will refinance the Refinanced Vehicles, and will acquire Acquired Vehicles, and will finance the acquisition of National Vehicles, in each case for leasing to National for use in National's domestic daily rental business; and to secure the NFLP Obligations with respect to the Series 1996-2 Note,

         NFLP will under the Series 1996-2 Supplement, grant to the Trustee, for the benefit of the Series 1996-2 Noteholder, a first priority perfected security interest in all of NFLP's right, title and interest in, among other things, the Lease.

                 4. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, NFC and the NFC Collateral Agent are entering into a Supplement dated as of the date thereof to the Master Collateral Agency Agreement, pursuant to which (i) as security for the payment of the respective obligations from time to time owing by National to NFLP and other Financing Sources (or any Beneficiary as assignee thereof) under the Lease and other related Financing Documents (as defined therein), National will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Refinanced Vehicles and National Vehicles and the other National Master Collateral for the Series 1996-2 Note, and (ii) as security for the payment of the respective obligations from time to time owing by NFLP to the Trustee for the benefit of the Series 1996-2 Noteholder (or any Beneficiary as assignee thereof) under the Series 1996-2 Note and other related Financing Documents, NFLP will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Acquired Vehicles and the other NFLP Master Collateral for the Series 1996-2 Note.

                 5. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, National, NFC and the Series 1996-2 Support Credit Enhancers are entering into an Amended and Restated Collateral Sharing Agreement, dated as of the date thereof, amending and restating the predecessor agreement to the NFC Collateral Sharing Agreement and pursuant to which the Series 1996-2 Support Credit Enhancers will agree that their respective interests as Financing Sources in the Master Collateral for the Series 1996-2 Noteholder is subject and subordinate to the interest therein of NFC as a Financing Source and the A Support Credit Enhancers will agree that their respective interests as a Financing Source in such Master Collateral is subject and subordinate to the interest therein of the B Support Credit Enhancer as a Financing Source.

                 6. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, NFC, the Liquidity Lenders and the Liquidity Agent are entering into a Second Amendment to Liquidity Agreement, dated as of the date thereof, providing for, among other things, the Liquidity Commitments of the Liquidity Lenders to make, on the terms and subject to the conditions set forth therein, Revolving Advances to NFC from time to time to enable NFC to make Series 1996-2 Advances to NFLP from time to time and to make other Liquidity Advances to NFC from time to time.

                 7. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, the A Credit Enhancer is amending its A Letter of Credit as partial credit support for certain amounts owing by National under the Lease and as liquidity support for maturing Commercial Paper Notes.

                 8. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, BONY as an A Support Credit Enhancer (and also as the Reduction Support Credit Enhancer) is amending its Reduction A Support Letter of Credit as partial support for certain amounts drawn under the A Letter of Credit.

                 9. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, (a) NFC, National and GM as an A Support Credit Enhancer are amending the A Support Reimbursement Agreement pursuant to which NFC and National, to the extent set forth in such Agreement, will reimburse such A Support Credit Enhancer for amounts paid by it to the A Credit Enhancer for reimbursement of draws made under the A Letter of Credit and (b) NFC, National and BONY as an A Support Credit Enhancer (and also as the Reduction Support Credit Enhancer) are amending the Reduction A Support Reimbursement Agreement pursuant to which NFC and National, to the extent set forth in such Agreement, will reimburse such A Support Credit Enhancer for amounts drawn under the Reduction A Support Letter of Credit.

                 10. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, the B Credit Enhancer is amending its B Letter of Credit as partial credit support for certain amounts owing by National under the Lease and as liquidity support for maturing Commercial Paper Notes.

                 11. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, NFC, National and the B Credit Enhancer are amending the B Letter of Credit Reimbursement Agreement pursuant to which NFC and National, to the extent set forth in such Agreement, will reimburse the B Credit Enhancer for amounts drawn under its B Letter of Credit.

                 12. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, the B Support Credit Enhancer is amending its B Support Letter of Credit to provide the B Credit Enhancer support for its obligations under the B Letter of Credit.

                 13. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, NFC, National and the B Support Credit Enhancer are amending the B Support Letter of Credit Reimbursement Agreement pursuant to which NFC and National, to the extent set forth in such Agreement, will reimburse the B Support Credit Enhancer for amounts drawn under its B Support Letter of Credit.

                 14. Contemporaneously with the execution and delivery of the NFC Collateral Agreement Amendment, NFC and the Depositary are entering into an Amendment dated as of the date thereof to the Depositary Agreement, which provides for the issuance of Commercial Paper Notes.

                 15. Contemporaneously with the execution and delivery of this Collateral Agreement, and on or prior to the inclusion of an additional Manufacturer as an Eligible Manufacturer, NFC, National, NFLP, the Master Collateral Agent and such Eligible Manufacturer selling Vehicles to National or NFLP financed or refinanced with the proceeds from Series 1996-2 Advances made by NFC, have entered into, or will enter into, an Assignment Agreement, pursuant to which National and NFLP each assigns to the Master Collateral Agent for the benefit of NFC and the NFC Collateral Agent certain of National's and NFLP's rights under the Repurchase Program offered by such Eligible Manufacturer.

                 16. NFC is entering into this Collateral Agreement with Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary, the NFC Collateral Agent, the Placement Agents and the Dealers for the purpose of, among other things, providing for the repayment or payment of all amounts at any time and from time to time owing by NFC to the Liquidity Lenders or the Liquidity Agent under or in connection with the Liquidity Agreement or this Collateral Agreement and all amounts owing at any time and from time to time by NFC to the A Support Credit Enhancers under or in connection with the A Support Reimbursement Agreement or this Collateral Agreement or owing by NFC to the B Support Credit Enhancer under or in connection with the B Support Letter of Credit Reimbursement Agreement or this Collateral Agreement or owing by NFC to the Holders of the Commercial Paper Notes or the Depositary or owing by NFC to the NFC Collateral Agent hereunder or owing by NFC to the Dealers under the Dealer Agreement or owing by NFC to the Placement Agents under the Placement Agency Agreement.

                 "NOW, THEREFORE, in consideration of the premises and agreements herein contained, each of NFC, the Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary, the Agent, the Dealers and the Placement Agents agrees as follows:

                                  "ARTICLE I.
                                  DEFINITIONS

                 SECTION 1.01. Definitions. Capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Base Indenture, dated as of April 30, 1996, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as supplemented by the Series 1996-2 Supplement, dated as of December 20, 1996, between National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), and The Bank of New York, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in such Base Indenture, the "Trustee"), as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof (the "Base Indenture" or the "Series 1996-2 Supplement"). The definitions of such terms in the Base Indenture or the Series 1996-2 Supplement shall be referred to herein and in all other Related Documents as the "Definitions List"."

                 (b) The terms used in the NFC Collateral Agreement set forth below shall be changed to the terms, respectively, set opposite such terms below:

         TERMS USED IN THE NFC COLLATERAL AGREEMENT             CHANGED TO
         ------------------------------------------             ----------
         A Support Credit Enhancer                              A Support Credit Enhancers

         A Support Reimbursement Agreement                      A Support Reimbursement Agreements

         Agent                                                  NFC Collateral Agent

         B Support Credit Enhancers                             B Support Credit Enhancer

         B Support Letters of Credit                            B Support Letter of Credit

         Collateral Agreement                                   NFC Collateral Agreement

         Collateral Sharing Agreement                           NFC Collateral Sharing Agreement

         TERMS USED IN THE NFC COLLATERAL AGREEMENT             CHANGED TO
         ------------------------------------------             ----------
         Credit Enhancer                                        Series 1996-2 Enhancement Provider

         Credit Payment Deficit                                 Series 1996-2 Lease Payment Deficit

         Fronting Credit Enhancers                              Series 1996-2 Fronting Credit Enhancers

         Fronting Letter of Credit Amount                       Series 1996-2 Fronting Letter of Credit
                                                                Amount

         Fronting Letters of Credit                             Series 1996-2 Fronting Letters of Credit

         Interest Period                                        Series 1996-2 Interest Period

         Loan Agreement                                         Series 1996-2 Supplement and/or the Lease, as
                                                                applicable

         National                                               National and/or NFLP, as applicable

         Obligations                                            NFC Obligations

         Required Enhancement Amount                            Series 1996-2 Required Enhancement Amount

         Support Credit Enhancers                               Series 1996-2 Support Credit Enhancers


                 (c) All references to "Loan Event of Default" and "Potential Loan Event of Event of Default" throughout the NFC Collateral Agreement are deleted.

                 (d)      (i)      All references to "Vehicles" and "Repurchase
                 Programs" throughout the NFC Collateral Agreement shall mean and refer to those

                 Vehicles and Repurchase Programs, respectively, that are part of the Master Collateral for the Series 1996-2 Note.

                          (ii) All references to "the Master Collateral for which NFC and the Support Credit Enhancers are designated as Financing Sources and the Agent and the Support Credit Enhancers are designated as Beneficiaries" throughout the NFC Collateral Agreement include, without limitation, the Master Collateral for the Series 1996-2 Note.

                 (e) Clause Fifth of Section 2.01 is amended in full to read:

                 "Fifth, first, the payment, pro rata, of all principal Indebtedness (including Commitment Termination Date Liquidity Advances), at any time and from time to time, due (in the case of a Commitment Termination Date Liquidity Advance, such Advance will be deemed to be due for purposes of this clause Fifth on the date such Advance is made) from NFC (a) to the Liquidity Lenders in connection with the Liquidity Advances made pursuant to the Liquidity Agreement, (b) to the A Support Credit Enhancers in connection with A Support Liquidity Disbursements,
       (c) to the B Support Credit Enhancer in connection with B Support LOC Liquidity Disbursements made under the B Support Letter of Credit and
       (d) if applicable, to the Series 1996-2 Cash Collateral Accounts in connection with moneys withdrawn from such Accounts to fund any LOC Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and second, the payment, pro rata, of the obligations of NFC in connection with A Support Credit Disbursements, A Support Reduction Disbursements, and B Support LOC Credit Disbursements and the NFC Reimbursement Share of any A Support Termination Disbursement, A Support Event of Default Disbursement or B Support LOC Termination Disbursements, together with all amounts payable in respect of interest on any of the foregoing;"

                 (f) Subsection (a) of Section 3.03 is amended in full to read:

                 "(a)     All action necessary (including, without limitation,
       the filing of UCC-1 financing statements, the delivery of the Series 1996-2 Note to the NFC Collateral Agent, the assignment and delivery of the Lease to the Trustee, the assignment of certain rights under the Repurchase Programs to the Master Collateral Agent, and the notation on the Vehicle certificates of title of the Master Collateral Agent's lien or the assignment of an existing lien) to protect and perfect the NFC Collateral Agent's security interest on behalf of the Secured Parties in the Assigned Collateral now in existence and hereafter acquired or created, the Cash Collateral Accounts and the

       Deposited Funds has been duly and effectively taken or, in the case of such notation on such Vehicle certificates of title, is being diligently taken."

                 (g) Clauses (i) through (viii) of Section 4.01(a) (describing the Assigned Collateral) are amended in full to read, respectively:

                 "(i)     the NFC Agreements, including, without limitation,
       the Series 1996-2 Note, all moneys due and to become due to NFC from NFLP under or in connection with the NFC Agreements, whether payable as principal, interest, rents, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the NFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of NFC against any other party under or with respect to the Series 1996-2 Note, the Series 1996-2 Supplement and the other NFC Agreements (whether arising pursuant to the terms of such NFC Agreements or otherwise available to NFC at law or in equity), the right to enforce any of the Series 1996-2 Note, the Series 1996-2 Supplement or other NFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 1996-2 Note, the Series 1996-2 Supplement or other NFC Agreements or the obligations of any party thereunder; and

                 (ii) all right, title and interest of NFC in, to and under any Repurchase Programs as they relate to the Refinanced Vehicles or to the National Vehicles or Acquired Vehicles financed with the proceeds of Series 1996-2 Note, and all moneys due and to become due in respect of such Vehicles from the Manufacturers under or in connection with the Repurchase Programs (other than Excluded Payments) whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise and all rights to compel performance and otherwise exercise remedies thereunder; and

                 (iii)    [reserved]; and

                 (iv)     [reserved]; and

                 (v) all other right, title and interest of NFC in, to and under the Master Collateral Agency Agreement, including, without limitation, the portion of the Master Collateral for the Series 1996-2 Note; and

                 (vi) all additional property that may from time to time hereafter be subjected to the grant and pledge hereof by NFC or by anyone on its behalf; and

                 (vii) all property assigned to the NFC Collateral Agent pursuant to Section 5.02 hereof, including the Accounts, the Cash Collateral Accounts and the Deposited Funds; and

                 (viii) all proceeds, products and profits of and from any and all of the foregoing, including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the NFC Collateral Agent is the loss payee thereof) or Vehicle warranties and cash; provided that in no event shall any of the foregoing include any right, title or interest in the Fleet Finance Agreement and payments thereunder."

                 (h) The first sentence of Section 4.02 (concerning the application of Assigned Collateral) is amended in full to read:

       "NFC hereby acknowledges and agrees that, until this Collateral Agreement is terminated, NFC shall, and the NFC Collateral Agent is authorized to, cause (i) all moneys, instruments, cash and other proceeds due and to become due to NFC or the NFC Collateral Agent under or in connection with the Master Collateral for the Series 1996-2 Note under the Master Collateral Agency Agreement (including, without limitation, amounts due from Manufacturers under their Repurchase Programs but excluding amounts representing the proceeds from sales of Vehicles by National or NFLP at auction to third parties other than the Manufacturers, warranty payments and insurance proceeds) to be paid directly to the Master Collateral Agent for deposit into the Master Collateral Account; (ii) amounts representing the proceeds from sales of Vehicles that are part of the Master Collateral for the Series 1996-2 Note by National or NFLP at auction to third parties other than the Manufacturers to be deposited by National or NFLP within two Business Days of its receipt thereof into the Master Collateral Account and (iii) all payments made by or on behalf of NFLP under the Series 1996-2 Note to be deposited into the NFC Collection Account or such other account as the NFC Collateral Agent may from time to time specify to the Person making such payments; and, in each case of clauses (i), (ii) and (iii) above, NFC represents to the Secured Parties that it has instructed National, NFLP and the Manufacturers, as applicable, to so remit such amounts."

                 (i) The last paragraph of Section 4.04, and Section 4.05, are amended in full to read, respectively:

                 "Upon the occurrence of an Amortization Event, the NFC Collateral Agent, upon direction by the Required Liquidity Providers, shall direct NFC (i) not to make any further Series 1996-2 Advances, and
       (ii) if no Commercial Paper Notes are then outstanding, to declare, or to direct the Trustee to declare, the Series 1996-2 Note immediately due and payable.

                 "SECTION 4.05. Notice of Default. Promptly upon becoming aware thereof, NFC agrees to give the Liquidity Agent, the Liquidity Lenders, the Series 1996-2 Support Credit Enhancers, the Depositary, the Placement Agents, the Dealers, the NFC Collateral Agent, the Master Collateral Agent and each Rating Agency prompt written notice (and in no case more than two days after NFC has actual knowledge thereof) of each Amortization Event or Potential Amortization Event, and each default on the part of any Manufacturer under any Repurchase Program, that comes to NFC's attention."

                 (j) The second paragraph of Section 5.01 is amended in full to read:

                 "It is understood and agreed by NFC and the Secured Parties that on any Business Day there shall be deposited in the Collateral Account the following moneys, instruments, cash and proceeds received by the NFC Collateral Agent or NFC at any time and from time to time: (a) from the Depositary from the sale of Commercial Paper Notes to the extent of maturing Commercial Paper Notes, (b) during the Series 1996-2 Rapid Amortization Period, from the Master Collateral Agent pursuant to the Master Collateral Agency Agreement, (c) from the sale of Vehicles in accordance with Section 4.03(b) hereof, (d) during the Series 1996-2 Rapid Amortization Period and, to the extent that interest shall be payable to the applicable NFC Secured Parties, during the Series 1996-2 Revolving Period, any other proceeds of the Assigned Collateral, (e) from the Series 1996-2 Fronting Credit Enhancers as LOC Liquidity Disbursements, (f) subject to the provisions of Section 5.05, from the Series 1996-2 Fronting Credit Enhancers as LOC Credit Disbursements, (g) subject to the provisions of Section 5.05, from the Cash Collateral Accounts pursuant to Section 5.09 and (h) any and all moneys at any time and from time to time received on behalf of NFC, and required by the terms of this Collateral Agreement, the Master Collateral Agency Agreement, the Repurchase Programs or any other Related Document to be deposited in the Collateral Account."

                 (k) Section 5.02(b) is amended (i) by changing the wording of Section 5.02(b) that occurs before clauses (i) though (ix) thereof to read as follows:

       "So long as no Amortization Event shall have occurred and then be continuing, NFC, with respect to clauses (ii) and (iv) through (viii) below, and the Depositary with respect to clause (i) below, and the Liquidity Agent, on behalf of the Liquidity Lenders, with respect to clause (iii) below, shall have the right to instruct the Agent to withdraw or allocate and retain, or order the transfer of, Deposited Funds from any of the Accounts (subject to the penultimate paragraph of Section 5.01 with respect to the Termination Advance Account), from time to time as necessary, for deposit into the NFC Collection Account or for the following purposes in the following priority:"

and (ii) by changing clause (iv) of Section 5.02(b) to read:

                 "(iv)    first, the payment, pro rata, of all principal
       Indebtedness (including Commitment Termination Date Liquidity Advances) at any time and from time to time due (in the case of a Commitment Termination Date Liquidity Advance, such Advance will be deemed to be due for purposes of this Section 5.02(b)(iv) on the date such Advance is made) from NFC (a) to the Liquidity Lenders in connection with the Liquidity Advances made pursuant to the Liquidity Agreement, (b) to the A Support Credit Enhancers in connection with A Support Liquidity Disbursements, (c) to the B Support Credit Enhancer in connection with B Support LOC Liquidity Disbursements and (d) if applicable, to the Cash Collateral Accounts in connection with moneys withdrawn from such Accounts to fund any LOC Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and second, the payment, pro rata, of the obligations of NFC in connection with A Support Credit Disbursements, A Support Reduction Disbursements, and B Support LOC Credit Disbursements and the NFC Reimbursement Share of any A Support Termination Disbursement, A Support Event of Default Disbursement or B Support LOC Termination Disbursement, together with all amounts payable in respect of interest on any of the foregoing."

                 (l) Clause (viii) of Section 5.02(b) is amended in full to read:

                 "(viii) the making of further Series 1996-2 Advances by NFC under the Series 1996-2 Supplement for the purchase or financing by National or NFLP of additional Vehicles of the Manufacturers; and"

                 (m) Section 5.03 is amended by deleting from the fifth sentence thereof the words "or to the Cash Reserve Account pursuant to clause fifth of Section 2.01 or the corresponding provisions under Section 5.02(b) hereof,".

                 (n) Section 5.04 is amended by deleting from the second sentence thereof (i) clause (iii) (concerning Cash Collateral Account C) and
(ii) the words (immediately before the proviso thereto), "or National with respect to Cash Collateral Account C".

                 (o)      Section 5.05 is amended in full to read:

                 "SECTION 5.05. Credit Demand. (a) On or prior to the Business Day preceding each Payment Date, NFC shall provide the NFC Collateral Agent with a copy of the Monthly Certificate provided to NFC by National pursuant to Section 24.7(vi) of the Lease. The NFC Collateral Agent shall be entitled to rely on such Monthly Certificate as evidence of the amount of payments with respect to Lease due on such Payment Date. The NFC Collateral Agent shall calculate as of 11:00 a.m. (New York City time) on each Payment Date the Series 1996-2 Lease Payment Deficit, if any, on such Payment Date.

                 (b) So long as the A Letter of Credit shall not have been terminated on any Business Day that a Series 1996-2 Lease Payment Deficit exists, the NFC Collateral Agent shall, by 12:00 noon (New York City time) on the same Business Day, draw on the A Letter of Credit in an amount equal to the lesser of (i) such Series 1996-2 Lease Payment Deficit and (ii) the full amount available to be drawn under the A Letter of Credit on such Business Day, by presenting a draft accompanied by a Certificate of A Credit Demand in the form of Annex A to the A Letter of Credit, and shall, during the Series 1996-2 Revolving Period, deposit the proceeds of such draw in the NFC Collection Account and, at all other times, deposit the proceeds of such draw in the Collateral Account. The NFC Collateral Agent shall promptly notify each Rating Agency in writing of the occurrence of any such draw on the A Letter of Credit.

                 (c) To the extent the Series 1996-2 Lease Payment Deficit exceeds the A Letter of Credit Amount and A Support Liquidity Disbursements are Outstanding, the NFC Collateral Agent shall effect an A Conversion in accordance with the provisions of Section 5.08.

                 (d) If and only if, on any such Business Day that a Series 1996-2 Lease Payment Deficit exists, the amount available to be drawn under the A Letter of Credit and the amount of an A Conversion is less than such Series 1996-2 Lease Payment Deficit (such deficiency is referred to as a "B Credit Draw Amount") and the B Letter of Credit shall not have been terminated, the NFC Collateral Agent shall, by 12:00 noon (New York City time) on the same Business Day, draw on the B Letter of Credit in an amount equal to the lesser of (i) such B Credit Draw Amount and (ii) the full amount available to be drawn under the B Letter of Credit on such Business Day, by presenting a draft accompanied by a Certificate of B Credit Demand in the form of Annex A to the B Letter of Credit, and shall, during a Series 1996-2 Revolving Period, deposit the proceeds of such draw in the NFC Collection Account and, at all other times, deposit the proceeds of such draw in the Collateral Account. The NFC Collateral Agent shall promptly notify each Rating Agency in writing of the occurrence of any such draw on the B Letter of Credit."

                 (p) Subsection (e) of Section 5.06 is amended by changing the term "Reduction Amount Letter of Credit" contained therein to the term "Reduction Amount Letter of Credit Agreement".

                 (q) Subsection (a) of Section 5.07 is amended by changing the term "the Loan payments" contained in clause (2) thereof to the term "the Lease payments".

                 (r) Subsection (b) of Section 5.07 is amended by (i) changing the term "B Certificate of Termination Demand" contained therein to the term "Certificate of B Termination Demand", (ii) deleting clause (ii) thereof (creating Cash Collateral Account C), and (iii) deleting the words "and Cash Collateral Account C" from the proviso thereto.

                 (s) Section 5.07 is further amended by deleting therefrom subsection (e) (concerning Cash Collateral Account C).

                 (t) Section 5.08 is amended by (i) deleting the second sentence thereof (concerning the Cash Reserve Account), (ii) changing the first reference to "Cash Reserve Conversion" in the third sentence thereof to "A Conversion" and (iii) deleting the second reference to "Cash Reserve Conversion" in the third sentence thereof.

                 (u) Subsection (a) of Section 5.09 is amended in full to read:

                 "(a)     When established, the Cash Collateral Accounts are
       intended to function in all respects as replacements in whole or in part for, and the equivalent of all or a portion of, the Series 1996-2 Fronting Letters of Credit. Accordingly, following their creation, each reference herein to "LOC Liquidity Disbursements", "LOC Credit Disbursements", "Conversion" and similar terms shall mean and be a reference to actions taken with respect to the Cash Collateral Accounts that correspond to actions that otherwise would have been taken with respect to the Series 1996-2 Fronting Letters of Credit. Without limiting the generality of the foregoing, upon funding of the Cash Collateral Accounts, the NFC Collateral Agent shall, (i) at all times after the funding of any portion of the Cash Collateral Account A when otherwise required to make a draw under the A Letter of Credit pursuant to the second paragraph of Section 5.05 or 5.06(b), first, make a draw from the Cash Collateral Account A in the amount and at such time as a draw would be made under the A Letter of Credit pursuant to the second paragraph of Section 5.05 or 5.06(b), as applicable, and second, make a draw under the A Letter of Credit and
       (ii) at all times after the funding of any portion of the Cash Collateral Account B when otherwise required to make a draw under the B Letter of Credit pursuant to the third paragraph of Section 5.05 or
       Section 5.06(c), make a draw, first, from the Cash Collateral Account B, in each case in the amount and at such time as a draw would be made under the B Letter of Credit pursuant to the third paragraph of Section
       5.05 or 5.06(c), as applicable and, second, make a draw under the B Letter of Credit. In addition, when a Conversion is required to occur pursuant to Section 5.08, a Conversion shall occur in respect of drawings made on the Cash Collateral Accounts pursuant to Section 5.06(b) or (c). The NFC Collateral Agent shall provide written notice to National, each Rating Agency and the Series 1996-2 Support Credit Enhancers of any draw from the Cash Collateral Accounts pursuant to
       Section 5.05. The Cash Collateral Account A shall be reimbursed in the amount that would have been paid to the A Support Credit Enhancers in respect of A Support Liquidity Disbursements under Sections 2.01 and 5.02(b). The Cash Collateral Account B shall be reimbursed in the amount that would have been paid to the B Support Credit Enhancer in respect of B Support LOC Liquidity Disbursements under Sections 2.01 and 5.02(b). The Cash Collateral Accounts shall be reimbursed for any withdrawals made pursuant to Section 5.05 in the following order of priority: first, the Cash Collateral Account B shall be reimbursed, and, second, the Cash Collateral Account A shall be reimbursed. If, following the occurrence of an Event of Bankruptcy with respect to National, NFLP, NFC or any of the Series 1996-2 Fronting Credit Enhancers, remittance of any amount under clause Fifth of Section 2.01 or under clause (iv) of Section 5.02(b) in respect of any Support Liquidity Disbursement (whether such Support Liquidity Disbursement shall have arisen due to a draw under either of the Series 1996-2 Fronting Letters of Credit or from the Cash Collateral Accounts) would not, following application thereof, immediately reinstate the Series 1996-2 Fronting Letters of Credit or the Cash Collateral Accounts to the full extent of the portion of such payment that is in respect of principal, no remittance shall be made in respect of the principal amount of such Support Liquidity Disbursement and funds otherwise available for such purpose shall be remitted, to the extent permitted by law, to the Liquidity Lenders for ratable application against the principal amount of Liquidity Advances then outstanding. Any notice required to have been given to the Support Credit Enhancers shall continue to be given until such time as the Support Credit Enhancers are reimbursed in full."

                 (v) Subsection (b) of Section 5.09 is amended by deleting therefrom (i) clause (iii) thereof (concerning Cash Collateral Account C), (ii) the words "or National with respect to the Cash Collateral Account C" wherever such words appear, and (iii) clause second thereof, and by changing clauses third and fourth thereof to clauses second and third, respectively.

                 (w) Subsection (a) of Section 7.02 is amended by restating the fourth sentence thereof to read:

       "The aggregate liability of the Liquidity Lenders hereunder for any claim shall be limited to a percentage of the indemnity owing equal to the percentage that the Aggregate Liquidity Commitment is of the Program Size, and the liability of each Series 1996-2 Support Credit Enhancer shall be limited to a percentage of the indemnity owing equal to the percentage that its Credit Enhancer Commitment is of the Program Size."

                 (x) Section 9.04 is amended by changing the address and facsimile number of each of the NFC Collateral Agent, the A Support Credit Enhancers and the B Support Credit enhancer to the respective address and facsimile number set forth below:

                 "If to the NFC Collateral Agent:

                          Until January 1, 1997:

                          Credit Suisse
                          12 East 49th Street
                          New York, New York  10017

                          Attention:    Asset Finance
                          Telephone:    (212) 238-5370
                          Telecopy No.: (212) 238-5332

                          From and after January 1, 197:

                          Credit Suisse First Boston
                          11 Madison Avenue
                          New York, New York  10010

                          Attention:    Asset Finance

                          Telephone:       (212) 325-9078
                          Telecopy No.: (212) 325-6677

                 "If to GM as an A Support Credit Enhancer:

                          General Motors Corporation
                          767 Fifth Avenue
                          New York, New York 10153

                          Attention:               Assistant Treasurer
                          Tel. No.:                (212) 418-3502
                          Telecopy No.:            (212) 418-3695

                 with a copy to:

                          Attention:               Office of the General Counsel
                                                   General Motors Corporation
                                                   3031 West Grand Boulevard
                                                   Detroit, Michigan 48202

                          Tel. No.:                (313) 974-1969
                          Telecopy No.:            (313) 974-0685



                 "If to BONY as an A Support Credit Enhancer:

                          The Bank of New York
                          Central Division
                          19th Floor
                          One Wall Street
                          New York, New York 10286

                          Attention:               Richard A. Raffetto
                          Tel. No.:                (212) 635-8044
                          Telecopy No.:            (212) 635-1208

                 "If to Credit Agricole as the B Support Credit Enhancer:

                          Caisse Nationale de Credit Agricole
                          55 East Monroe Street
                          Chicago, Illinois 60603-5702

                          Attention:               Laurence Grant
                          Tel. No.:                (312) 372-9200
                          Telecopy No.:            (312) 372-2830"

                 SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Liquidity Agent shall have received counterparts of this Amendment executed by NFC, GM, BONY, Credit Agricole, Citibank as Liquidity Agent and as Depositary, and Credit Suisse as the NFC Collateral Agent, and Section 2 hereof shall become effective when, and only when, the Liquidity Agreement Amendment, including Sections 2, 3 and 4 thereof, shall have become effective in accordance with Section 5 of the Liquidity Agreement Amendment.

                 SECTION 4.  Reference to and Effect on the Related Documents.
(a) Upon the effectiveness of this Amendment, including Section 2 hereof, on and after the date hereof each reference in the NFC Collateral Agreement to "this Collateral Agreement", "hereunder", "hereof" or words of like import referring to the NFC Collateral Agreement, and each reference in the other Related Documents to "the Collateral Agreement", "thereunder", "thereof" or words of like import referring to the NFC Collateral Agreement, shall mean and be a reference to the NFC Collateral Agreement as amended hereby, and each reference in the Related Documents to "the Definitions List annexed as Annex A to the Liquidity Agreement" or words of like import shall mean and be a reference to the "Definitions List" as defined in the Liquidity Agreement as amended by the Liquidity Agreement Amendment.

                 (b) Except as specifically amended above or as contemplated by the Liquidity Agreement Amendment and Section 5(e) of the Liquidity Agreement Amendment, the NFC Collateral Agreement and all other Related Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the NFC Collateral Agreement and all of the Assigned Collateral described therein do and shall continue to secure the payment of all NFC Obligations.

                 (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

                 SECTION 5. Limited Recourse to NFC; No Recourse. (a) GM, BONY, Credit Agricole, the Liquidity Agent, the Depositary and the NFC Collateral Agent agree that the obligations of NFC to such parties hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the NFC Collateral Agreement. Such obligations shall be due and payable only to the extent that NFC's assets and the Series 1996-2 Fronting Letters of Credit Amount are sufficient to pay such obligations. No claims of such parties arising under or in connection with the NFC Collateral Agreement are intended to be impaired or waived by this Section 5.

                 (b) Without limitation to the obligations of NFC hereunder, no recourse shall be had for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Amendment or any amendment to any other Related Document against any stockholder, employee, officer, director, affiliate or incorporator of NFC based on their status as such or their actions in connection therewith. The provisions of this Section 5 shall survive the termination of this Amendment.

                 SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall constitute delivery of a manually executed counterpart of this Amendment.

                 SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               NATIONAL FLEET FUNDING
                               CORPORATION

                               By      /s/ MJ Becker
                                       ---------------------
                                       Name: MJ Becker
                                       Title:


                               CREDIT SUISSE, NEW YORK
                                BRANCH, as NFC Collateral Agent


                               By      /s/ Roger W. Saylor
                                       ---------------------
                                       Name: ROGER W. SAYLOR
                                       Title: ASSOCIATE


                               By      /s/ Carl Jackson
                                       ---------------------
                                       Name: CARL JACKSON
                                       Title: MEMBER OF SENIOR MANAGEMENT


                               CITIBANK, N.A., as Liquidity Agent
                               and as Depositary


                               By      /s/ Annette Marsula
                                       ---------------------
                                       Name: Anette Marsula
                                       Title: Senior Trust Officer

                               GENERAL MOTORS CORPORATION,
                               as an A Support Credit Enhancer


                               By      /s/ Marc L. Bourhis
                                       -----------------------
                                       Name: Marc L. Bourhis
                                       Title: Attorney-in-fact


                               THE BANK OF NEW YORK, as an
                               A Support Credit Enhancer


                               By      /s/ Richard A. Raffetto
                                       -----------------------
                                       Name: Richard A. Raffetto
                                       Title: Assistant Vice President

                               CAISSE NATIONALE DE CREDIT
                               AGRICOLE, as B Support Credit
                                Enhancer


                               By      /s/ Katherine L. Abbott
                                       ----------------------------
                                       Name: KATHERINE L. ABBOTT
                                       Title: FIRST VICE PRESIDENT


                               CS FIRST BOSTON CORPORATION, as a Dealer


                               By      /s/ Mark D. Wolsij
                                       ----------------------------
                                       Name: MARK D. WOLSIJ
                                       Title: VICE PRESIDENT


                               GOLDMAN, SACHS & CO. (successor
                               organization to Goldman Sachs
                               Money Markets, L.P.), as a Dealer


                               By:     /s/ John P. Heanne
                                       ----------------------------
                                       Name: John P. Heanne
                                       Title:  Authorized Signatory




                               CITICORP SECURITIES, INC., as a Dealer


                               By      /s/ J. Darrell Thomas
                                       ----------------------------
                                       Name: J. Darrell Thomas
                                       Title: Vice President